                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K /A

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) ofThe
                         Securities Exchange Act of 1934

                                January 12, 2004
                Date of Report (Date of earliest event reported):

                            IBSG INTERNATIONAL, INC.
             (Exact name of registrant as specified in this charter)
FLORIDA                           0-029587                   65-0705328
(State or other jurisdiction    (Commission                (IRS Employer
 of incorporation)               File Number)               Identification No.)

                 1132 Celebration Blvd., Celebration, FL 34747
              (Address and Zip Code of Principal Executive Offices)

                    Issuer's Telephone Number: (321) 939-6321

Item 4. Changes In Registrant's Certifying Accountant.
On January 12, 2004, Registrant dismissed Robert C. Seiwell, Jr., CPA as it's principal accountant. This decision was approved by Registrant's Board of
Directors. On March 19, 2004, Registrant engaged HJ & Associates, LLC to serve as independent auditors for the Registrant for the fiscal year ended December
31, 2003.

Robert C. Seiwell, Jr., CPA issued no reports on the Registrant's financial statements. During the Registrant's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants, there were no disagreements with Robert C. Seiwell, Jr.,
CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Robert C. Seiwell, Jr., CPA, would have caused it to make reference to the subject matter of the disagreement in connection with any reports it would have prepared on the Registrant's financial statements. During the Registrant's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Registrant requested Robert C. Seiwell, Jr., CPA to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of response of Robert C. Seiwell, Jr.,
CPA is filed herewith as Exhibit 16.

During the Registrant's two most recent fiscal years and the subsequent interim period prior to engaging HJ & Associates, LLC, neither the Registrant nor anyone on its behalf consulted with HJ & Associates, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant by HJ & Associates, LLC that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item  7. Financial Statements and Exhibits.

         c) Exhibits

                  Exhibit No.    Description of Exhibit

                       16.     Letter from Robert C. Seiwell, Jr., CPA

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2004.                       IBSG International, Inc.
                                                  (Registrant)

                                              By: /S/ Michael Rivers
                                                      Michael Rivers, President